EXHIBIT 99.1

Consolidated Communications Announces Pricing of Senior Secured Notes

MATTOON, Ill., Sept. 18, 2020 (GLOBE NEWSWIRE) -- Consolidated Communications (NASDAQ: CNSL) (“Consolidated”) announced today that its wholly-owned subsidiary, Consolidated Communications, Inc. ("CCI"), priced an offering (the "Offering") of $750,000,000 aggregate principal amount of 6.500% senior secured notes due 2028 (the "Notes"). The Notes bear interest at a rate of 6.500% per annum, payable semi-annually on April 1 and October 1, commencing on April 1, 2021. The Notes were priced at par, which will result in total gross proceeds of $750,000,000. The aggregate offering size of $750,000,000 represents a decrease of $250,000,000 from the amount previously expected, as disclosed by Consolidated, which amount is expected to be borrowed by Consolidated pursuant to new credit facilities. The closing of the Offering is expected to occur, and the Notes are anticipated to be issued, on or about October 2, 2020, subject to customary closing conditions.

The Notes will be guaranteed by Consolidated and certain of its existing and future wholly-owned subsidiaries. Together with the proceeds from the previously-announced credit facilities that CCI intends to enter into, Consolidated intends to use the net proceeds of the Offering to refinance CCI’s outstanding 6.500% senior notes due 2022 and CCI’s existing credit facilities, and to pay the fees and expenses in connection with the previously-announced strategic investment from affiliates of Searchlight Capital Partners, L.P.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes are being offered or sold only to (1) persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This press release is for informational purposes only and does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes or any other securities, nor shall there be any sales of Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on Consolidated’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the proposed strategic investment from Searchlight or our refinancing of outstanding debt, including Consolidated’s proposed new senior secured credit facilities, will not be realized; the outcome of any legal proceedings that may be instituted against Consolidated or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Consolidated or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

About Consolidated Communications
Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,000 fiber route miles, Consolidated Communications is a top-10 fiber provider in the U.S. offering a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Contact:
Jennifer Spaude, Consolidated Communications
507-386-3765, jennifer.spaude@consolidated.com